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                                                                     EXHIBIT 5.1


                    [Letterhead of Gambrell & Stolz, L.L.P.]


                              ____________, 1997




Logility, Inc.
470 East Paces Ferry Road, N.E.
Atlanta, Georgia 30305

     Re:  Registration Statement on Form S-1
          (Registration No. 333-33385)

Ladies and Gentlemen:

     We have acted as counsel to Logility, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act)", of a Registration Statement on Form S-1 (Registration No. 333-33385) (the "Registration Statement"), relating to 2,200,000 shares of the Company's Common Stock, no par value (the "Common Stock"), being offered by the Company, and an additional 330,000 shares solely to cover over-allotments (collectively, the "Shares").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that, upon issuance and delivery of the Shares and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the underwriting agreement (the form of which is filed as Exhibit 1.1 to the Registration Statement), the Shares will be duly authorized, validly issued and outstanding, and fully paid and non-assessable.

     Our opinion expressed above is limited to the laws of the State of Georgia and the Federal laws of the United States of America.

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Logility, Inc.
Page 2.
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     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                      Very truly yours,

                                      GAMBRELL & STOLZ, L.L.P.



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